================================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date if earliest event reported):
                                April 16, 2001

                       Commission file number 0-18560


                           The Savannah Bancorp, Inc.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      Georgia                          58-1861820
          -------------------------------          ------------------
          (State or other jurisdiction of            (IRS Employer
           incorporation or organization)          identification No.)


                       25 Bull Street, Savannah, GA 31401
          -----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 912-651-8200
          -----------------------------------------------------------
              (Registrant's telephone number, including area code)


                                Not Applicable
          -----------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)

================================================================================

Item 5. Other Events.

The Savannah Bancorp, Inc. issued two press releases on April 16, 2001. One announced the quarterly earnings and a separate release announced a 10% stock dividend and an increase in the quarterly dividend. On April 19, 2001 a third release clarified that the increased cash dividend was payable on the increased number of shares after the 10% stock dividend.


                              THE SAVANNAH BANCORP
                              EARNINGS ANNOUNCEMENT

APRIL 16, 2001
FOR RELEASE: IMMEDIATELY


       SAVANNAH BANCORP REPORTS 14 PERCENT EARNINGS PER SHARE INCREASE


      The Savannah Bancorp (Nasdaq: SAVB), Savannah, Georgia, a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia), reported net income for the first quarter 2001 of $1,081,000, up 13 percent from $955,000 in 2000. Net income per diluted share was 36.0 cents compared to 31.5 cents per share in the first quarter of 2000, an increase of 14 percent. The share and per share amounts have been restated for a ten percent stock dividend declared on April 16, 2001 to shareholders of record on April 27 and payable on May 11, 2001.

      Loans totaled $257 million at March 31, 2001 compared with $221 million one year earlier, an increase of 16 percent. Deposits totaled $295 million at March 31, 2001 and $244 million at March 31, 2000, an increase of 21 percent. Total assets increased 20 percent to $357 million at the end of the first quarter, up from $298 million a year earlier.

      The improvement in earnings for the first quarter resulted from net interest income growth of 8 percent, other income growth of 25 percent and other expense growth of 6 percent. Higher time deposit rates in 2000 and lower loan rates due to the prime rate decrease to 8.00 percent from 9.50 percent during the first quarter 2001 caused the net interest margin to decline to 4.32 percent from 4.78 percent in the first quarter 2000. Mortgage origination fees increased to $168,000 from $86,000, an increase of 95 percent.

      Credit quality remained strong at March 31, 2001 with nonperforming assets of $803,000, or 0.31 percent of total loans. Net loan losses for the first quarter 2001 were $3,000. Although prospects for a recession seem to be increasing, historically, the Savannah area has not experienced economic contractions as severely as the nation as a whole.

      Today, the Board of Directors voted to declare a ten percent stock dividend and increase the quarterly cash dividend from 15 cents to 16 cents per share. The stock dividend and the increased cash dividend result in an increase in the quarterly cash dividend of 17.3 percent. The record date is April 27 for both dividends. The stock dividend is distributable on May 11 and the cash dividend is payable on May 21.


                                      #


Contacts:  Archie H. Davis, President & CEO, 912-651-8200
                 Robert B. Briscoe, Chief Financial Officer, 912-651-8225


Attachments

                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                       FIRST QUARTER FINANCIAL HIGHLIGHTS
                            MARCH 31, 2001 AND 2000
                                  (Unaudited)



PERFORMANCE RATIOS
(thousands, except per share data)                                Percent
                                                                  Increase
FOR THE FIRST QUARTER                       2001        2000     (Decrease)
                                          -------     -------
NET INCOME                                $1,081      $  955         13
Return on average assets                    1.25%       1.37%        (9)
Return on average equity                   14.99%      15.15%        (1)
Net interest margin                         4.32%       4.78%       (10)
Efficiency ratio                           57.50%      59.32%        (3)
NET INCOME PER SHARE:
Basic                                     $0.365      $0.320         14
Diluted                                   $0.360      $0.315         14
AVERAGE SHARES: *
Basic                                      2,960       2,980          0
Diluted                                    3,005       3,031         (1)

BALANCE SHEET DATA
AT MARCH 31

Total assets                            $357,002    $298,152         20
Interest-earning assets                  334,137     281,986         18
Loans                                    256,850     220,713         16
Allowance for loan losses                  3,516       2,924         20
Nonperforming assets                         803         556         44
Deposits                                 294,796     243,741         21
Interest-bearing liabilities             284,170     228,200         25
Shareholders' equity                      29,866      25,684         16
Allowance for possible
   loan losses to total loans               1.37%       1.32%         3
Loan to deposit ratio                      87.13%      90.55%        (4)
Equity to assets                            8.37%       8.61%        (3)
Tier 1 capital to risk-
   weighted assets                         11.18%      11.75%        (5)
Book value per share *                    $10.10      $ 8.62         17
Outstanding shares *                       2,958       2,981         (1)

* - a ten percent stock dividend was declared on April 16, 2001 to shareholders of record April 27 and payable on May 11, 2001. All shares and per share amounts have been restated.

                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 2001 AND 2000
                                  (Unaudited)
                   (Amounts in thousands, except share data)

                                             MARCH 31,
                                         2001        2000
                                       --------    --------
ASSETS
Cash and due from banks                $ 12,836   $  11,798
Interest-bearing deposits                 6,541           0
Federal funds sold                        9,279       1,109
Investment securities,
  available-for-sale                     66,877      58,739
Loans                                   256,850     220,713
Less allowance for loan losses           (3,516)     (2,924)
                                       --------    --------
     Net loans                          253,334     217,789
                                       --------    --------
Premises and equipment, net               4,498       4,723
Other assets                              3,637       3,994
                                       --------    --------
     Total assets                      $357,002    $298,152
                                       ========    ========

LIABILITIES
Deposits:
   Noninterest-bearing demand          $ 40,061    $ 42,400
   Interest-bearing demand               47,867      42,227
   Savings                               12,253      13,311
   Money market accounts                 35,403      38,694
   Time, $100,000 and over               65,517      41,597
   Other time deposits                   93,695      65,512
                                       --------    --------
     Total deposits                     294,796     243,741
Other short-term borrowings               8,433       8,652
Federal Home Loan Bank advances          21,002      18,207
Other liabilities                         2,905       1,868
                                       --------    --------
     Total liabilities                  327,136     272,468
                                       --------    --------

SHAREHOLDERS' EQUITY
Common stock, par value $1 per
  share: authorized 20,000,000
  shares; outstanding 2,619,615           2,720       2,720
 Preferred stock, par value $1:
  authorized 10,000,000 shares                -           -
Capital surplus                          12,822      13,038
Retained earnings                        14,153      11,356
Treasury stock, at cost, 30,607 and
   9,400 shares in 2001 and 2000           (594)       (316)
Net unrealized gains (losses) on
   available-for-sale securities            765      (1,114)
                                       --------    --------
     Total shareholders' equity          29,866      25,684
                                       --------    --------
     Total liabilities and
        shareholders' equity           $357,002    $298,152
                                       ========    ========

                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                          FIRST QUARTER, 2001 AND 2000
                                   (Unaudited)
                       (thousands, except per share data)


                                   FOR THE QUARTER ENDED       Percent
                                          MARCH 31,           Increase
                                     2001          2000      (Decrease)
                                   -------       -------      --------
Interest income                    $ 7,059      $  5,804         22
Interest expense                     3,575         2,556         40
                                   -------       -------
NET INTEREST INCOME                  3,484         3,248          7
                                   -------       -------
Provision for loan losses              150           150          0
                                   -------       -------
Net interest income after
  provision for loan losses          3,334         3,098          8
                                   -------       -------
OTHER INCOME
Trust fees                              65            65          0
Service charges on deposit
  accounts                             338           290         17
Mortgage origination fees              168            86         95
Other income                           112           104          8
Total other operating income           683           545         25
Gains on sales of assets                 0             0
                                   -------       -------
  Total other income                   683           545         25
                                   -------       -------
OTHER EXPENSE
Salaries and employee benefits       1,364         1,258          8
Occupancy expense                      169           165          2
Equipment expense                      140           154         (9)
Other operating expenses               723           673          7
                                   -------       -------
  Total other expense                2,396         2,250          6
                                   -------       -------
Income before provision for
   income taxes                      1,621         1,393         16
Provision for income taxes             540           438         23
                                   -------       -------
NET INCOME                         $ 1,081        $  955         13
                                   =======       =======

NET INCOME PER SHARE:

   BASIC                           $ 0.365       $ 0.320         14
                                   =======       =======
   DILUTED                         $ 0.360       $ 0.315         14
                                   =======       =======

                              THE SAVANNAH BANCORP
                              DIVIDEND ANNOUNCEMENT

APRIL 16, 2001
For release: Immediately


            SAVANNAH BANCORP ANNOUNCES TEN-PERCENT STOCK DIVIDEND
         AND RAISES QUARTERLY CASH DIVIDEND TO 16 CENTS FROM 15 CENTS


The Savannah Bancorp, Inc., the bank holding company for The Savannah Bank, N.A., located in Savannah, Georgia and Bryan Bank & Trust, Richmond Hill, Georgia, announces that its Board of Directors has declared a ten-percent stock dividend and also increased the regular quarterly cash dividend to 16 cents per share from 15 cents per share at its meeting on April 16, 2001. The stock dividend and the increased cash dividend result in a 17.3 percent increase in the quarterly dividend to shareholders.

  The record date for the dividend is April 27. The distribution date of the stock dividend is May 11, 2001 and the payable date of the cash dividend is May 21, 2001.

"We are pleased to declare our 26th consecutive quarterly dividend and our seventh consecutive annual increase," said Archie H. Davis, President and Chief Executive Officer.

Historical restatement of share and per share information for the most recent five quarters and five years is included as a part of this dividend announcement.

The Savannah Bancorp, Inc. began operations in August 1990, and is traded on the Nasdaq National Market under the trading symbol SAVB (CUSIP #804748101).


Contacts:  Archie H. Davis, President & CEO, 912-651-8200
           Robert B. Briscoe, Chief Financial Officer, 912-651-8225

Attachment

                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
               RESTATEMENT OF HISTORICAL SHARE AND PER SHARE DATA
                   TO REFLECT THE TEN-PERCENT STOCK DIVIDEND
                                  (Unaudited)
                       (thousands, except per share data)

The following tables reflect the effect of increasing all historical shares outstanding by ten percent to reflect the effect of a ten-percent stock dividend. The record date of the dividend is April 27, 2001 and the payable date is May 11, 2001.

FOR THE MOST RECENT FIVE QUARTERS

                                                         2000
                               2001     --------------------------------------
                              FIRST     FOURTH    THIRD      SECOND    FIRST
                             QUARTER    QUARTER   QUARTER    QUARTER   QUARTER
                             -------    -------   -------    -------   -------
NET INCOME                   $ 1,081    $ 1,152   $ 1,129    $ 1,056   $   955
AVERAGE SHARES
Basic                          2,960      2,970     2,971      2,977     2,980
Diluted                        3,005      3,018     3,020      3,022     3,031
NET INCOME PER SHARE
Basic                        $ 0.365    $ 0.388   $ 0.380    $ 0.355   $ 0.320
Diluted                        0.360      0.382     0.374      0.349     0.315

Dividends per share            0.136      0.136     0.136      0.136     0.109

MARKET PRICE PER COMMON SHARE

High                         $ 18.64    $ 19.77   $ 19.32    $ 18.07   $ 17.39
Low                            17.39      17.50     17.10      16.42     15.45
Close                          17.50      17.50     18.86      17.50     16.48
QUARTER-END
Shareholders' equity         $29,866    $28,656   $27,245    $26,143   $25,684
Outstanding shares             2,958      2,965     2,972      2,974     2,981
Book value per share         $ 10.10    $  9.67   $  9.17    $  8.79   $  8.62


FOR THE MOST RECENT FIVE YEARS

                               2000       1999      1998*      1997      1996
                             -------    -------   -------    -------   -------
Net income                   $ 4,292    $ 3,533   $ 2,626    $ 2,911   $ 2,528
AVERAGE SHARES
Basic                          2,974      2,974     2,927      2,904     2,905
Diluted                        3,023      3,047     3,036      3,033     2,988

NET INCOME PER SHARE
Basic                        $  1.44    $  1.19   $  0.90    $  1.00   $  0.87
Diluted                      $  1.42    $  1.16   $  0.86    $  0.96   $  0.85

Dividends per share          $  0.52    $  0.42   $  0.31    $  0.13   $  0.07

MARKET PRICE PER COMMON SHARE

High                         $ 19.77    $ 22.73   $ 28.18    $ 21.82   $ 14.85
Low                            15.45      17.27     19.09      13.64     11.52
Close                          17.50      17.91     23.64      21.25     14.85

AT DECEMBER 31
Shareholders' equity         $26,439    $24,941   $23,445    $21,040   $19,020
Outstanding shares             2,965      2,980     2,951      2,904     2,899
Book value per share         $  8.92    $  8.37   $  7.94    $  7.25   $  6.56

* includes non-recurring merger and data processing costs of $619 and a non-recurring gain on sale of land of $57.

                              THE SAVANNAH BANCORP
                              DIVIDEND ANNOUNCEMENT


APRIL 19, 2001
For release: Immediately


        SAVANNAH BANCORP CLARIFIES THAT CASH DIVIDEND WILL BE PAID ON THE
                  INCREASED SHARES AFTER THE 10% STOCK DIVIDEND


The Savannah Bancorp, Inc., the bank holding company for The Savannah Bank, N.A., located in Savannah, Georgia and Bryan Bank & Trust, Richmond Hill, Georgia, announced on April 16 that its Board of Directors declared a ten percent stock dividend and also increased the regular quarterly cash dividend to 16 cents per share from 15 cents per share at its meeting on April 16, 2001. The stock dividend and the increased cash dividend result in a 17.3 percent increase in the quarterly dividend to shareholders.

The record date for BOTH DIVIDENDS is April 27. The distribution date of the stock dividend is May 11, 2001 and the payable date of the cash dividend is May 21, 2001.

THE CURRENT CASH DIVIDEND WILL BE PAID ON THE INCREASED NUMBER OF SHARES AFTER THE 10 PERCENT STOCK DIVIDEND.

The Savannah Bancorp, Inc. began operations in August 1990, and is traded on the Nasdaq National Market under the trading symbol SAVB (CUSIP #804748101).


Contacts:  Archie H. Davis, President & CEO, 912-651-8200
           Robert B. Briscoe, Chief Financial Officer, 912-651-8225

                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


The Savannah Bancorp, Inc. (Registrant)


By:  /s/ Robert B. Briscoe                          Date: April 20, 2001
    ------------------------                        ----------------------
        Robert B. Briscoe
     Chief Financial Officer